Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statement (No. 333-223864) on Form S-8 of our report dated May 14, 2021, with respect to the consolidated financial statements of Gravitas Education Holdings, Inc.

/s/ KPMG Huazhen LLP (“KPMG”)
KPMG Huazhen LLP (“KPMG”)

Beijing, the People’s Republic of China

April 28, 2023